CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual report (Form 10-K) of Morrison Fresh Cooking, Inc. of our report dated June 21, 1996, included in the 1996 Annual Report to Stockholders of Morrison Fresh Cooking, Inc.

We also consent to the incorporation by reference in the Registration Statements of Morrison Fresh Cooking, Inc. listed below of our report dated June 21, 1996, with respect to the financial statements incorporated herein by reference, in this Annual Report (Form 10-K) of Morrison Fresh Cooking, Inc.


Registration Statement No. 333-2086 on Form S-8 dated March
8, 1996 and related     Prospectus.
Registration Statement No. 333-2088 on Form S-8 dated March
8, 1996 and related     Prospectus.
Registration Statement No. 333-2094 on Form S-8 dated March
8, 1996 and related     Prospectus.
Registration Statement No. 333-2090 on Form S-8 dated March
8, 1996 and related     Prospectus.
Registration Statement No. 333-2092 on Form S-8 dated March
8, 1996 and related     Prospectus.
Registration Statement No. 333-2096 on Form S-8 dated March
8, 1996 and related     Prospectus.
Registration Statement No. 333-4498 on Form S-8 dated May 3,
1996 and related           Prospectus.
Registration Statement No. 333-4500 on Form S-8 dated May 3,
1996 and related           Prospectus.



                                 By: /s/  Ernst & Young LLP
                                   Ernst & Young LLP

Atlanta, Georgia
August 27, 1996